Exhibit 23.2

                               SODAK GAMING, INC.


                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Sodak Gaming, Inc.:


We consent to incorporation by reference in the registration statement No. 33-92524 on Form S-8 of Sodak Gaming, Inc. of our report dated February 4, 1998, relating to the balance sheet of Sodak Gaming Peru S.A. (a subsidiary of Sodak Gaming, Inc.) as of December 31, 1997 and the related statements of operations, shareholders' deficit and cash flows for the year then ended, which report is included in the 1998 annual report on Form 10-K of Sodak Gaming, Inc. Our report refers to a change in accounting for pre-opening and start-up costs in 1997. It should be noted that we have not audited any financial statements of the Sodak Gaming Peru S.A. subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



                               \s\ Arthur Andersen


Lima, Peru
March 30, 1999


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